UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2007

FANSTEEL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8676	36-1058780

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

570 Lake Cook Road, Suite 200,
Deerfield, Illinois 60015

(Address of Principal Executive Offices,
including Zip Code)

(847) 689-4900
(Registrant's telephone number,
including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

࿲	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
࿲	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
࿲	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
࿲	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 5, 2007, Fansteel Inc. (the "Company") and its subsidiary, Wellman Dynamics Corporation, as borrowers, amended its Loan and Security Agreement with Fifth Third Bank (Chicago), as lender.

Under the amended loan facility, subject to certain borrowing conditions, the Company may incur revolving loans in an amount up to $22.5 million from a borrowing base comprised of a percentage of eligible accounts receivable and inventories and $2 million for machinery and equipment. Revolving loans were amended to include $1.5 million for borrowing that is not subject to the borrowing base limits. Any amounts borrowed as part of the $1.5 million will be charged interest at Prime Rate plus one percentage point, whereas all other borrowings are charged interest at Prime Rate. The $1.5 million borrowing revolving note will terminate on September30, 2007.

The Second Amendment to the Loan and Security Agreement was executed in order to increase the borrowers’ short-term liquidity and ability to meet operational and strategic needs.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.1	Second Amendment to Loan and Security Agreement, dated June 5, 2007, among Fifth Third Bank (Chicago), Fansteel Inc. and Wellman Dynamics Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FANSTEEL INC.
(Registrant)

Date:	June 7, 2007	By:	/s/ R. Michael McEntee
			Name:	R. Michael McEntee
			Title:	Vice President and Chief
Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Loan and Security Agreement, dated June 5, 2007 among Fifth Third Bank (Chicago), Fansteel Inc. and Wellman Dynamics Corporation.

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